The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated March 17, 2025
March , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged
Notes Linked to the EURO STOXX 50® Index due March 23,
2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of the EURO STOXX 50® Index, which we refer to as the Index, has been greater than or equal to
85.00% of the Initial Value, which we refer to as Trigger Value 3, on each day on or prior to that Review Date. The
Contingent Interest Payment for a Review Date and each subsequent Review Date will be reduced to 2/3 of the original amount if the closing level of the Index on any day on or prior to that Review Date is less than 95.00% of the Initial Value, which we refer to as Trigger Value 1, but greater than or equal to 90.00% of the Initial Value, which we refer to as Trigger
Value 2, or 1/3 of the original amount if the closing level of the Index on any day on or prior to that Review Date is less than Trigger Value 2 but greater than or equal to Trigger Value 3. As early as the first day after the Pricing Date, investors could lose their ability to receive any Contingent Interest Payments over the term of the notes.
● The notes will be automatically called at the end of the first year of the term of the notes if the closing level of the Index on each day on or prior to the Autocall Review Date is greater than or equal to Trigger Value 1. The date on which an automatic call may be initiated is March 20, 2026.
● If the notes have not been automatically called, (i) 1/3 of the principal amount of the notes may be exposed to loss on a leveraged basis if the closing level of the Index has been less than Trigger Value 1 on at least one day during the
Monitoring Period, (ii) another 1/3 of the principal amount of the notes may be exposed to loss on a leveraged basis if the closing level of the Index has been less than Trigger Value 2 on at least one day during the Monitoring Period and (iii) the remaining 1/3 of the principal amount of the notes may be exposed to loss on a leveraged basis if the closing level of the
Index has been less than Trigger Value 3 on at least one day during the Monitoring Period. Investors may lose all of their principal amount at maturity.
● Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates. Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive Contingent Interest Payments or an enhanced payment at maturity.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes are expected to price on or about March 20, 2025 and are expected to settle on or about March 25, 2025.
● CUSIP: 48136CXM6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $985.70 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The EURO STOXX 50® Index (Bloomberg ticker: SX5E)
Contingent Interest Payments:
● If a Trigger Event has not occurred on or prior to a Review
Date, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest
Payment equal to at least $10.5833 (equivalent to a Contingent
Interest Rate equal to the Base Rate of at least 12.70% per
annum, payable at a rate of at least 1.05833% per month) (to be provided in the pricing supplement).
● If a Trigger Event 1 has occurred on or prior to a Review Date, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest
Payment equal to at least $7.0556 (equivalent to a Contingent
Interest Rate of at least 8.46667% per annum (equal to 2/3 of the Base Rate of at least 12.70% per annum), payable at a rate of at least 0.70556% per month) (to be provided in the pricing supplement).
● If a Trigger Event 2 has occurred on or prior to a Review Date, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest
Payment equal to at least $3.5278 (equivalent to a Contingent
Interest Rate of at least 4.23333% per annum (equal to 1/3 of the Base Rate of at least 12.70% per annum), payable at a rate of at least 0.35278% per month) (to be provided in the pricing supplement).
● If a Trigger Event 3 has occurred on or prior to a Review Date, no Contingent Interest Payment will be made with respect to
that Review Date or any subsequent Review Date.
Following the occurrence of a Trigger Event 3, no further
Contingent Interest Payments will be payable over the remaining term of the notes.
Base Rate: At least 12.70% per annum (to be provided in the
pricing supplement)
Contingent Interest Rate:
● If a Trigger Event has not occurred on or prior to a Review
Date, the Base Rate (at least 12.70% per annum, payable at a rate of at least 1.05833% per month (to be provided in the
pricing supplement))
● If a Trigger Event 1 has occurred on or prior to a Review Date,
2/3 × the Base Rate (at least 8.46667% per annum (equal to
2/3 of 12.70% per annum), payable at a rate of at least
0.70556% per month (to be provided in the pricing supplement))
● If a Trigger Event 2 has occurred on or prior to a Review Date,
1/3 × the Base Rate (at least 4.23333% per annum (equal to
1/3 of 12.70% per annum), payable at a rate of at least
0.35278% per month (to be provided in the pricing supplement))
Trigger Value 1: 95.00% of the Initial Value
Trigger Value 2: 90.00% of the Initial Value
Trigger Value 3: 85.00% of the Initial Value
Buffer Amount 1: 5.00%
Buffer Amount 2: 10.00%
Buffer Amount 3: 15.00%
Leverage Factor 1: An amount equal to 1 / (1 – Buffer Amount 1), which is 1.05263
Leverage Factor 2: An amount equal to 1 / (1 – Buffer Amount 2), which is 1.11111
Leverage Factor 3: An amount equal to 1 / (1 – Buffer Amount 3), which is 1.17647
Pricing Date: On or about March 20, 2025
Original Issue Date (Settlement Date): On or about March 25,
2025
Review Dates*: Monthly, as set forth under “Review Dates and
Interest Payment Dates” below
Autocall Review Date*: The twelfth Review Date
Interest Payment Dates*: Monthly, as set forth under “Review
Dates and Interest Payment Dates” below
Maturity Date*: March 23, 2029
Call Settlement Date*: If the notes are automatically called on the Autocall Review Date, the first Interest Payment Date
immediately following the Autocall Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to a
Single Underlying — Notes Linked to a Single Underlying (Other
Than a Commodity Index)” and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes —
Consequences of a Change-in-Law Event” in the accompanying
product supplement and “Selected Risk Considerations — Risks
Relating to the Notes Generally — We May Accelerate Your
Notes If a Change-in-Law Event Occurs” in this pricing
supplement
Automatic Call: If a Trigger Event has not occurred on or prior to the Autocall Review Date, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to
(a) $1,000 plus (b) the Contingent Interest Payment applicable to the Autocall Review Date, payable on the Call Settlement Date.
No further payments will be made on the notes.
Payment at Maturity:
● If the notes have not been automatically called and a Trigger
Event 1 has occurred, your payment at maturity per $1,000
principal amount note, in addition to the Contingent Interest
Payment, will be calculated as follows:
($1,000 × 2/3) + ($1,000 × 1/3) × [1 + (Index Return + Buffer
Amount 1) × Leverage Factor 1]
Under these circumstances, if the Final Value is less than
Trigger Value 1, you will lose up to approximately 1.75438% of your principal amount at maturity.
● If the notes have not been automatically called and a Trigger
Event 2 has occurred, your payment at maturity per $1,000
principal amount note, in addition to the Contingent Interest
Payment, will be calculated as follows:
($1,000 × 1/3) + ($1,000 × 1/3) × [1 + (Index Return + Buffer
Amount 1) × Leverage Factor 1] + ($1,000 × 1/3) × [1 + (Index
Return + Buffer Amount 2) × Leverage Factor 2]
Under these circumstances, if the Final Value is less than
approximately 92.43243% of the Initial Value, you will lose up to approximately 5.36062% of your principal amount at maturity.
● If the notes have not been automatically called and a Trigger
Event 3 has occurred, your payment at maturity per $1,000
principal amount note will be calculated as follows:
($1,000 × 1/3) × [1 + (Index Return + Buffer Amount 1) ×
Leverage Factor 1] + ($1,000 × 1/3) × [1 + (Index Return +
Buffer Amount 2) × Leverage Factor 2] + ($1,000 × 1/3) × [1 +
(Index Return + Buffer Amount 3) × Leverage Factor 3]
Under these circumstances, if the Final Value is less than
approximately 89.81462% of the Initial Value, you will lose
some or all of your principal amount at maturity.
Trigger Event: Any of a Trigger Event 1, Trigger Event 2 or
Trigger Event 3
Trigger Event 1: A Trigger Event 1 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 1 but is greater than or equal to Trigger Value 2.
Trigger Event 2: A Trigger Event 2 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 2 but is greater than or equal to Trigger Value 3.
Trigger Event 3: A Trigger Event 3 occurs if, on any day during the Monitoring Period, the closing level of the Index is less than
Trigger Value 3.
Monitoring Period: The period from but excluding the Pricing
Date to and including the final Review Date
Index Return: (Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing Date
Final Value: The closing level of the Index on the final Review
Date

PS-2 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Review Dates and Interest Payment Dates
Review Dates*: April 22, 2025, May 20, 2025, June 20, 2025,
July 21, 2025, August 20, 2025, September 22, 2025, October
20, 2025, November 20, 2025, December 22, 2025, January 20,
2026, February 20, 2026, March 20, 2026, April 20, 2026, May
20, 2026, June 22, 2026, July 20, 2026, August 20, 2026,
September 21, 2026, October 20, 2026, November 20, 2026,
December 21, 2026, January 20, 2027, February 22, 2027,
March 22, 2027, April 20, 2027, May 20, 2027, June 21, 2027,
July 20, 2027, August 20, 2027, September 20, 2027, October
20, 2027, November 22, 2027, December 20, 2027, January 20,
2028, February 21, 2028, March 20, 2028, April 20, 2028, May
22, 2028, June 20, 2028, July 20, 2028, August 21, 2028,
September 20, 2028, October 20, 2028, November 20, 2028,
December 20, 2028, January 22, 2029, February 20, 2029 and
March 20, 2029 (final Review Date)
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to a
Single Underlying — Notes Linked to a Single Underlying
(Other Than a Commodity Index)” and “General Terms of Notes
— Postponement of a Payment Date” in the accompanying
product supplement or early acceleration in the event of a
change-in-law event as described under “General Terms of
Notes — Consequences of a Change-in-Law Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We
May Accelerate Your Notes If a Change-in-Law Event Occurs”
in this pricing supplement
Interest Payment Dates*: April 25, 2025, May 23, 2025, June
25, 2025, July 24, 2025, August 25, 2025, September 25, 2025,
October 23, 2025, November 25, 2025, December 26, 2025,
January 23, 2026, February 25, 2026, March 25, 2026, April 23,
2026, May 26, 2026, June 25, 2026, July 23, 2026, August 25,
2026, September 24, 2026, October 23, 2026, November 25,
2026, December 24, 2026, January 25, 2027, February 25,
2027, March 25, 2027, April 23, 2027, May 25, 2027, June 24,
2027, July 23, 2027, August 25, 2027, September 23, 2027,
October 25, 2027, November 26, 2027, December 23, 2027,
January 25, 2028, February 24, 2028, March 23, 2028, April 25,
2028, May 25, 2028, June 23, 2028, July 25, 2028, August 24,
2028, September 25, 2028, October 25, 2028, November 24,
2028, December 26, 2028, January 25, 2029, February 23,
2029 and the Maturity Date

PS-3 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Supplemental Terms of the Notes
Any values of the Index, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with Review Dates (Other than the Autocall Review Date and the Final Review Date)
A Trigger Event has not occurred on or prior to the
Review Date.
A Trigger Event 3 has occurred on or prior to the
Review Date.
Review Dates (Other than the Autocall Review Date and the Final Review Date)
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date. See "Contingent Interest Payments"
below for how the Contingent Interest Payment is determined.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the Review Date or any subsequent Review Date.
The notes will not be automatically called on the Autocall Review Date.
Proceed to the final Review Date.
A Trigger Event 1 or Trigger Event 2 has occurred on
or prior to the Review Date.
You will receive a Contingent Interest Payment on the applicable Interest
Payment Date. See "Contingent Interest Payments" below for how the
Contingent Interest Payment is determined.
The notes will not be automatically called on the Autocall Review Date.
Proceed to the next Review Date.

PS-4 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Payment in Connection with the Autocall Review Date
The notes will be automatically called on the Autocall
Review Date and you will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the Autocall
Review Date.
No further payments will be made on the notes.
Autocall Review Date
Automatic Call
No Contingent Interest Payment will be made with respect
to the Autocall Review Date or any subsequent Review
Date.
The notes will not be automatically called on the Autocall
Review Date.
Proceed to the final Review Date.
A Trigger Event has not occurred on or prior to the Autocall Review
Date.
A Trigger Event 3 has occurred on or prior to the Autocall Review
Date.
A Trigger Event 1 or Trigger Event 2 has occurred on or prior to the
Autocall Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date. See "Contingent
Interest Payments" below for how the Contingent Interest
Payment is determined.
The notes will not be automatically called on the Autocall
Review Date.
Proceed to the next Review Date.

PS-5 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Payment at Maturity If the Notes Have Not Been Automatically Called
Autocall Review Date
You will receive, in addition to the
Contingent Interest Payment:
($1,000 ×2/3) + ($1,000 ×1/3) ×[1 +
(Index Return + Buffer Amount 1) ×
Leverage Factor 1]
Under these circumstances, you may
lose some of your principal amount at
maturity.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
A Trigger Event 1 has occurred.
You will receive:
($1,000 ×1/3) ×[1 + (Index Return +
Buffer Amount 1) ×Leverage Factor 1]
+ ($1,000 ×1/3) ×[1 + (Index Return +
Buffer Amount 2) ×Leverage Factor 2]
+ ($1,000 ×1/3) ×[1 + (Index Return +
Buffer Amount 3) ×Leverage Factor 3]
Under these circumstances, you may
lose some or all of your principal
amount at maturity.
A Trigger Event 3 has occurred.
A Trigger Event 2 has occurred.
You will receive, in addition to the
Contingent Interest Payment:
($1,000 × 1/3) + ($1,000 × 1/3) × [1 +
(Index Return + Buffer Amount 1) ×
Leverage Factor 1] + ($1,000 × 1/3) ×
[1 + (Index Return + Buffer Amount 2)
× Leverage Factor 2]
Under these circumstances, you may
lose some of your principal amount at
maturity.

PS-6 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Contingent Interest Payments
The Contingent Interest Payment per $1,000 principal amount note, if any, payable on an Interest Payment Date will depend on whether and which Trigger Event has occurred on or prior to the relevant Review Date. The table below sets forth the Contingent interest Rate and the Contingent Interest Payment applicable to an Interest Payment Date based on whether and which Trigger Event has occurred on or prior to the relevant Review Date, assuming a Base Rate of 12.70% per annum. The actual Base Rate will be provided in the pricing supplement and will be at least 12.70% per annum.
Has Trigger Event
Occurred on or Before
Review Date?
Contingent Interest Rate
Contingent Interest
Payment
No
12.70% per annum
(payable at a rate of
1.05833% per month)
$10.5833
Yes (Trigger Event 1)
8.46667% per annum
(payable at a rate of
0.70556% per month)
$7.0556
Yes (Trigger Event 2)
4.23333% per annum
(payable at a rate of
0.35278% per month)
$3.5278
Yes (Trigger Event 3)
N/A(1)
N/A(1)
(1) If a Trigger Event 3 has occurred on or prior to a Review Date, no Contingent Interest Payment will be made with respect to that
Review Date or any subsequent Review Date. Following the occurrence of a Trigger Event 3, no further Contingent Interest Payments will be payable over the remaining term of the notes.
Hypothetical Payout Examples
The following examples and table illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index during the Monitoring Period and on the final Review Date. The hypothetical payments set forth below assume the following:
● an Initial Value of 100.00;
● a Trigger Value 1 of 95.00 (equal to 95.00% of the hypothetical Initial Value);
● a Trigger Value 2 of 90.00 (equal to 90.00% of the hypothetical Initial Value);
● a Trigger Value 3 of 85.00 (equal to 85.00% of the hypothetical Initial Value);
● a Buffer Amount 1 of 5.00%;
● a Buffer Amount 2 of 10.00%;
● a Buffer Amount 3 of 15.00%;
● a Leverage Factor 1 of 1.05263;
● a Leverage Factor 2 of 1.11111;
● a Leverage Factor 3 of 1.17647;
● a Base Rate of 12.70% per annum;
● a Contingent Interest Rate of 12.70% per annum (payable at a rate of 1.05833% per month) if a Trigger Event has not occurred during the Monitoring Period;
● a Contingent Interest Rate of 8.46667% per annum (payable at a rate of 0.70556% per month) if a Trigger Event 1 has occurred during the Monitoring Period; and
● a Contingent Interest Rate of 4.23333% per annum (payable at a rate of 0.35278% per month) if a Trigger Event 2 has occurred during the Monitoring Period.
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value. The actual Initial Value will be the closing level of the Index on the Pricing Date and will be provided in the pricing supplement.
For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.

PS-7 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the Autocall Review Date because a Trigger Event has NOT occurred on or prior to the Autocall Review Date.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
No
$10.5833
Second Review Date
No
$10.5833
Third through Eleventh
Review Dates
No
$10.5833
Twelfth Review Date
(Autocall Review Date)
No
$1,010.5833
Total Payment
$1,127.00 (12.70% return)
Because a Trigger Event has not occurred on or before the Autocall Review Date (which is the twelfth Review Date), the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,010.5833 (or $1,000 plus the Contingent Interest
Payment applicable to the twelfth Review Date), payable on the Call Settlement Date. When added to the Contingent Interest
Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,127.00.
No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called, a Trigger Event 1 has occurred during the Monitoring Period and the
Final Value is greater than or equal to Trigger Value 2.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
No
$10.5833
Second Review Date
Yes (Trigger Event 1)
$7.0556
Third through Forty-
Seventh Review Dates
Yes (Trigger Event 1)
$7.0556
Final Review Date
(Final Value: 92.50)
Yes (Trigger Event 1)
$998.2837
Total Payment
$1,333.4246 (33.34246% return)
Because the notes have not been automatically called, a Trigger Event 1 has occurred and the Index Return is -7.50%, the payment at maturity will be $998.2837 per $1,000 principal amount note, calculated as follows:
($1,000 × 2/3) + ($1,000 × 1/3) × [1 + (-7.50% + 5.00%) × 1.05263] + $7.0556 = $998.2837
In addition, because a Trigger Event has not occurred on or prior to the first Review Date, you will receive a Contingent Interest
Payment of $10.5833 on the first Interest Payment Date. However, because a Trigger Event 1 has occurred for the first time after the first Review Date and on or prior to the second Review Date, the Contingent Interest Payment is reduced to $7.0556 for the second
Interest Payment Date and each subsequent Interest Payment Date. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,333.4246.
Example 3 — Notes have NOT been automatically called, a Trigger Event 2 has occurred during the Monitoring Period and the
Final Value is greater than or equal to Trigger Value 3.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
Yes (Trigger Event 1)
$7.0556
Second Review Date
Yes (Trigger Event 1)
$7.0556
Third through Forty-
Seventh Review Dates
Yes (Trigger Event 2)
$3.5278
Final Review Date
(Final Value: 85.00)
Yes (Trigger Event 2)
$949.9216

PS-8 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Total Payment
$1,122.7838 (12.27838% return)
Because the notes have not been automatically called, a Trigger Event 2 has occurred and the Index Return is -15.00%, the payment at maturity will be $949.9216 per $1,000 principal amount note, calculated as follows:
($1,000 × 1/3) + ($1,000 × 1/3) × [1 + (-15.00% + 5.00%) × 1.05263] + ($1,000 × 1/3) × [1 + (-15.00% + 10.00%) × 1.11111] + $3.5278
= $949.9216
In addition, because a Trigger Event 1 has occurred on or prior to the first Review Date and a Trigger Event 2 has occurred for the first time after the second Review Date and on or prior to the third Review Date, the Contingent Interest Payment is reduced to $7.0556 for the first and second Interest Payment Dates and further reduced to $3.5278 for the third Interest Payment Date and each subsequent
Interest Payment Date. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,122.7838.
Example 4 — Notes have NOT been automatically called, a Trigger Event 3 has occurred on or prior to the first Review Date and the Final Value is greater than the Initial Value.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
Yes (Trigger Event 3)
$0
Second Review Date
Yes (Trigger Event 3)
$0
Third through Forty-
Seventh Review Dates
Yes (Trigger Event 3)
$0
Final Review Date
(Final Value: 110.00)
Yes (Trigger Event 3)
$1,224.7447
Total Payment
$1,224.7447 (22.47447% return)
Because the notes have not been automatically called, a Trigger Event 3 has occurred and the Index Return is 10.00%, the payment at maturity will be $1,224.7447 per $1,000 principal amount note, calculated as follows:
($1,000 × 1/3) × [1 + (10.00% + 5.00%) × 1.05263] + ($1,000 × 1/3) × [1 + (10.00% + 10.00%) × 1.11111] + ($1,000 × 1/3) × [1 +
(10.00% + 15.00%) × 1.17647] = $1,224.7447
In addition, because a Trigger Event 3 has occurred on or prior to the first Review Date, you receive no Contingent Interest Payments during the term of the notes. Therefore, the total amount paid, for each $1,000 principal amount note, is equal to $1,224.7447.
Example 5 — Notes have NOT been automatically called, a Trigger Event 3 has occurred on or prior to the first Review Date and the Final Value is less than Trigger Value 3.
Date
Has Trigger Event Occurred
on or Before Review Date?
Payment (per $1,000 principal amount note)
First Review Date
Yes (Trigger Event 3)
$0
Second Review Date
Yes (Trigger Event 3)
$0
Third through Forty-
Seventh Review Dates
Yes (Trigger Event 3)
$0
Final Review Date
(Final Value: 50.00)
Yes (Trigger Event 3)
$556.7027
Total Payment
$556.7027 (-44.32973% return)
Because the notes have not been automatically called, a Trigger Event 3 has occurred and the Index Return is -50.00%, the payment at maturity will be $556.7027 per $1,000 principal amount note, calculated as follows:
($1,000 × 1/3) × [1 + (-50.00% + 5.00%) × 1.05263] + ($1,000 × 1/3) × [1 + (-50.00% + 10.00%) × 1.11111] + ($1,000 × 1/3) × [1 + (-
50.00% + 15.00%) × 1.17647] = $556.7027
In addition, because a Trigger Event 3 has occurred on or prior to the first Review Date, you receive no Contingent Interest Payments during the term of the notes. Therefore, the total amount paid, for each $1,000 principal amount note, is equal to only $556.7027.

PS-9 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Hypothetical payment at maturity, excluding any Contingent Interest Payment, if the notes have NOT been automatically called
Each hypothetical payment at maturity (excluding any Contingent Interest Payment) set forth below is for illustrative purposes only and may not be the actual total payment at maturity (excluding any Contingent Interest Payment) applicable to a purchaser of the notes.
The numbers appearing in the following table have been rounded for ease of analysis.
Final Value
Index Return
Payment at Maturity if a
Trigger Event 1 Has
Occurred
Payment at Maturity if a
Trigger Event 2 Has
Occurred
Payment at Maturity if a
Trigger Event 3 Has
Occurred
165.00000
65.00000%
$1,245.6137
$1,523.3912
$1,837.1165
150.00000
50.00000%
$1,192.9822
$1,415.2042
$1,670.1060
140.00000
40.00000%
$1,157.8945
$1,343.0795
$1,558.7657
130.00000
30.00000%
$1,122.8068
$1,270.9548
$1,447.4253
120.00000
20.00000%
$1,087.7192
$1,198.8302
$1,336.0850
110.00000
10.00000%
$1,052.6315
$1,126.7055
$1,224.7447
105.00000
5.00000%
$1,035.0877
$1,090.6432
$1,169.0745
100.00000
0.00000%
$1,017.5438
$1,054.5808
$1,113.4043
95.00000
-5.00000%
$1,000.0000
$1,018.5185
$1,057.7342
92.43243
-7.56757%
$990.9910
$1,000.0000
$1,029.1468
90.00000
-10.00000%
$982.4562
$982.4562
$1,002.0640
89.81462
-10.18538%
N/A
$981.1191
$1,000.0000
85.00000
-15.00000%
N/A
$946.3938
$946.3938
80.00000
-20.00000%
N/A
N/A
$890.7237
70.00000
-30.00000%
N/A
N/A
$779.3833
60.00000
-40.00000%
N/A
N/A
$668.0430
50.00000
-50.00000%
N/A
N/A
$556.7027
40.00000
-60.00000%
N/A
N/A
$445.3623
30.00000
-70.00000%
N/A
N/A
$334.0220
20.00000
-80.00000%
N/A
N/A
$222.6817
10.00000
-90.00000%
N/A
N/A
$111.3413
0.00000
-100.00000%
N/A
N/A
$0.0000
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called, (i) 1/3 of your principal amount may be exposed to loss on a leveraged basis if a Trigger Event 1 has occurred, (ii) another 1/3 of your principal amount may be exposed to loss on a leveraged basis if a Trigger Event 2 has occurred and (iii) the remaining 1/3 of your principal amount may be exposed to loss on a leveraged basis if a Trigger Event 3 has occurred. If the notes have not been automatically called, a Trigger
Event 1 has occurred and the Final Value is less than Trigger Value 1, you will lose up to approximately 1.75438% of your principal amount at maturity. If the notes have not been automatically called, a Trigger Event 2 has occurred and the Final Value is less than approximately 92.43243% of the Initial Value, you will lose up to approximately 5.36062% of your principal amount at maturity.
If the notes have not been automatically called, a Trigger Event 3 has occurred and the Final Value is less than approximately
89.81462% of the Initial Value, you will lose some or all of your principal amount at maturity.

PS-10 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
● THE OPPORTUNITY TO RECEIVE CONTINGENT INTEREST PAYMENTS MAY TERMINATE AS EARLY AS THE FIRST DAY
AFTER THE PRICING DATE —
As early as the first day after the Pricing Date, you could lose your ability to receive any Contingent Interest Payments over the term of the notes. Under these circumstances, the notes will not be automatically called and because a Trigger Event 3 will have occurred, your entire principal amount may be exposed to loss on a leveraged basis and you may lose some or all of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
We will make a Contingent Interest Payment with respect to a Review Date only if a Trigger Event 3 has not occurred on or prior to that Review Date. If a Trigger Event 3 has occurred on or prior to a Review Date, no Contingent Interest Payment will be made with respect to that Review Date or any subsequent Review Date. Under these circumstances, no further Contingent Interest
Payments will be payable over the remaining portion of the term of the notes.
● THE CONTINGENT INTEREST PAYMENT, EVEN IF PAYABLE, MAY BE REDUCED TO AS LOW AS 1/3 OF THE ORIGINAL
AMOUNT —
The Contingent Interest Payment for a Review Date and each subsequent Review Date will be reduced to 2/3 of the original amount if a Trigger Event 1 has occurred on any day on or prior to that Review Date or 1/3 of the original amount if a Trigger Event
2 has occurred on any day on or prior to that Review Date.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● IF NO TRIGGER EVENT HAS OCCURRED ON OR PRIOR TO THE AUTOCALL REVIEW DATE, THE NOTES WILL BE
AUTOMATICALLY CALLED, AND THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF THE
CONTINGENT INTEREST PAYMENTS PAID OVER THE FIRST YEAR OF THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. Under these circumstances, you will not participate in any appreciation of the Index.
● YOUR ABILITY TO BENEFIT FROM THE ENHANCED PAYMENT OFFERED BY THE APPLICABLE BUFFER AMOUNT AND
THE APPLICABLE LEVERAGE FACTOR AT MATURITY WILL TERMINATE IF NO TRIGGER EVENT OCCURS AND THE
NOTES ARE AUTOMATICALLY CALLED.
● THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.

PS-11 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
● THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW ANY TRIGGER VALUE IS GREATER IF THE LEVEL
OF THE INDEX IS VOLATILE.
● WE MAY ACCELERATE YOUR NOTES IF A CHANGE-IN-LAW EVENT OCCURS —
Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the notes or our ability to hedge or perform our obligations under the notes, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes —
Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
● LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
● THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
● THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-12 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
● NON-U.S. SECURITIES RISK —
The equity securities included in the Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the
SEC.
● NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES —
The value of your notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the Index are based, although any currency fluctuations could affect the performance of the Index.

PS-13 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
The Index
The Index consists of 50 component stocks of market sector leaders from within the Eurozone. The Index and STOXX are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The notes based on the Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the Index, see “Equity Index Descriptions — The STOXX Benchmark Indices” in the accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from
January 3, 2020 through March 7, 2025. The closing level of the Index on March 12, 2025 was 5,359.42. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the Pricing Date, any day during the Monitoring Period or the final Review Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount or the payment of any interest.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. For example, it is possible that a Trigger Event would result in a deemed exchange of the notes for U.S.
federal income tax purposes. In that case, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes. Assuming our treatment is respected, the gain or loss on your notes should be treated as short-term capital gain or loss unless you hold your notes for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of notes at the issue price.
In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.

PS-14 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes —The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.

PS-15 | Structured Investments
Auto Callable Contingent Interest and Contingent Leveraged Notes Linked
to the EURO STOXX 50® Index
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes —The Value of
the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.